CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-KSB of Snap2 Corporation for the year ended September 30, 2003, I, Kevin Johnson, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	the Annual Report on Form 10-KSB of Snap2 Corporation, for the year ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Annual Report on Form 10-KSB for the year ended September 30, 2003, fairly presents in all material respects, the financial condition and results of operations of Snap2 Corporation.

By:	/s/ Kevin D. Johnson
Name:	Kevin D. Johnson
Title:	Principal Executive Officer, Principal Financial Officer, and Director
Date:	April 11, 2005